EXHIBIT 5.2



                   [Letterhead of Prince, Yeates & Geldzahler]




                                  July 16, 1996


Marker International
2300 South 1070 West
Salt Lake City, UT 84119

Gentlemen:

          We have acted as Utah counsel to Marker International, a Utah corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-1 (Registration No. 333-6299), as amended to the date hereof (the "Registration Statement"), relating to the proposed public offering (the "Offering") of 3,400,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), of which 2,500,000 shares are being sold by the Company and 900,000 shares are being sold by Henry E. Tauber, who is Chairman of the Board, President and the principal shareholder of the Company (the "Selling Shareholder"), and up to an additional 510,000 shares of Common Stock which may be offered for sale, contributed in equal amounts by the Company and the Selling Shareholder, in the event the underwriters for the Offering elect to exercise their over-allotment option (all such shares of Common Stock being hereinafter referred to as the "Shares").

          As such counsel, we have examined the original or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company and other instruments and documents as we have deemed necessary to form the basis for the opinion hereinafter expressed.

          Based upon and subject to the foregoing, we are of the opinion that the Shares to be offered by the Company, when and if issued and sold, and the Shares to be offered by the Selling Shareholder, when and if sold, in each case under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

          We hereby grant permission to Stroock & Stroock & Lavan to rely on this opinion as if it were addressed to them.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus which forms a part of the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under




































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          Marker International
          July 16, 1996
          Page 2

Section 7 of the Act or the Rules and Regulations of the Commission promulgated thereunder.

                                        Sincerely,

                                        PRINCE, YEATES & GELDZAHLER



                                          /s/ Gregory E. Lindley
                                        -------------------------------
                                        Gregory E. Lindley, Shareholder